Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 26, 2021, with respect to the consolidated financial statements of TCF Financial Corporation, and the effectiveness of internal control over financial reporting, which reports appear in the Form 8-K of Huntington Bancshares Incorporated dated April 30, 2021 which is incorporated by reference in the Form 8-K/A dated July 29, 2021 which is incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Detroit, Michigan

March 14, 2022